Exhibit 99.1

United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$25,704
Unrealized Gain (Loss) on Market Value of Futures	(22,377)
Interest Income	1,579
Total Income (Loss)	$4,906

Expenses
Investment Advisory Fee	$2,273
Audit & K-1 Tax Expense	8,525
Brokerage Commissions	462
NYMEX License Fee	98
Non-interested Directors' Fees and Expenses	31
Total Expenses	11,389
Audit & K-1 Tax Expense Waiver	(7,957)
Net Expenses	$3,432
Net Gain (Loss)	$1,474

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/09	$4,387,898
Net Gain (Loss)	1,474

Net Asset Value End of Period	$4,389,372
Net Asset Value Per Unit (200,000 Units)	$21.95

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2009 is accurate and complete.

/s/ Howard Mah
Howard Mah Chief Financial Officer United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502